Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of 1st Financial Services Corporation (formerly, Mountain 1st Bank & Trust Company) (the “Registration Statement”) of our report dated March 13, 2008, relating to our audit of the financial statements of Mountain 1st Bank & Trust Company, which report appears in the Annual Report on Form 10-K/A of Mountain 1st Bank & Trust Company for the year ended December 31, 2007.

/s/ Elliott Davis, PLLC

Elliott Davis, PLLC

Greenville, South Carolina

March 27, 2009